UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012 (October 3, 2012)

Broadview Networks Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-142946

(Commission File Number)

11-3310798

(IRS Employer Identification No.)

800 Westchester Avenue, Rye Brook, NY 10573

(914) 922-7000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously reported on August 22, 2012, Broadview Networks Holdings, Inc. (the “Company”) and each of its direct and indirect subsidiaries (the “Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under chapter 11 of title 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in order to effectuate its “pre-packaged” financial restructuring plan (the “Plan”), which was voted on and accepted by an overwhelming majority of the Company’s stakeholders. The Chapter 11 Cases are being jointly administered under the caption “In re Broadview Networks Holdings, Inc., et al.,” Case No. 12-13581.

On October 3, 2012, the Bankruptcy Court entered that certain order entitled “Findings of Fact, Conclusions of Law and Order (a) Approving Prepetition Solicitation Procedures, (b) Approving Adequacy of Disclosure Statement, and (c) Confirming Joint Prepackaged Plan of Reorganization for Broadview Networks Holdings, Inc. and its Affiliated Debtors” [Docket No. 148] (the “Confirmation Order”). The Bankruptcy Court’s Confirmation Order is attached hereto as Exhibit 2.1, and is incorporated herein by reference. Although the Bankruptcy Court entered the Confirmation Order on October 3, 2012, the Plan is not yet effective. The Plan and the Confirmation Order contain certain conditions precedent to the occurrence of the effectiveness of the Plan, unless waived pursuant to the Plan.

Summary of Material Terms of the Plan

The summary of the material features of the Plan below does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which was filed as an exhibit to Exhibit 10.28 to the Company’s Current Report on Form 8-K on July 13, 2012, and is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

Generally, the Plan provides that:

•

holders of the Senior Secured Notes shall receive their pro rata share of (i) 97.5% of the New Common Stock of the Company following the financial restructuring, subject to dilution by shares of New Common Stock issued pursuant to the Management Equity Plan or upon exercise of the New Warrants, and (ii) $150 million of new 10.5% senior secured notes due 2017;

•	a New ABL Facility that will provide total borrowing commitment upon consummation of the Plan of no less than $25 million;

•	the repayment in full and termination of the Company’s obligations under its outstanding revolving credit facility;

•

the issuance of (i) 2.5% of the New Common Stock, subject to dilution by shares of New Common Stock issued pursuant to the Management Equity Plan or upon exercise of the New Warrants (each, as defined herein), and (ii) two series of 8-year warrants to purchase up to (A) 11% of the fully diluted New Common Stock, subject to dilution by the 4% Warrants (defined below) (the “11% Warrants”) and (B) 4% of the fully diluted New Common Stock (the “4% Warrants,” collectively, the “New Warrants”), in each case, subject to dilution by the Management Equity

Plan, to be issued on a pro rata basis to holders of the Company’s outstanding Existing Preferred Interests in exchange for the cancellation of such Existing Preferred Interests;

•	the cancellation of all of the Other Existing Equity Interests; and

•	the retirement of the Senior Secured Notes.

The equity securities of the Company to be outstanding as of the effective date of the Plan (the “Effective Date”) will be only those securities issued under the Plan. As of the Effective Date, the Company’s authorized share capital will consist of 20,000,000 shares of all classes of capital stock divided into two classes: (i) 19,000,000 shares of New Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share. A total of 10,000,000 shares of New Common Stock will be issued and outstanding as of the Effective Date, and additional shares of New Common Stock will be reserved for future issuance upon exercise of the New Warrants and pursuant to the Management Equity Plan.

Information as to Assets and Liabilities

Information regarding the assets and liabilities of the Company as the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 filed on August 14, 2012.

Item 8.01	Other Events.

On October 3, 2012, the Company issued a press release announcing the Confirmation Order, and a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Confirmation Order, dated October 3, 2012.

99.1	Company Press Release, dated October 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2012

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Confirmation Order, dated October 3, 2012.

99.1	Company Press Release, dated October 3, 2012.